Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 21, 2017, included in the Proxy Statement of Gibraltar Private Bank & Trust Company that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-222200) of IBERIABANK Corporation filed with the SEC on January 18, 2018 for the registration of shares of common stock of IBERIABANK Corporation.

/s/ Ernst & Young LLP

New Orleans, Louisiana

January 18, 2018